PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!	1. MAIL your signed and voted proxy back in the postage paid envelope provided

2. ONLINE at proxyonline.com using your proxy voting number found below

[shareholder registration printed here]	3. By PHONE when you dial toll-free 1-888-227‐9349 to reach an automated touchtone voting line

4. By PHONE with a live operator when you call toll-free 1‐877‐814‐8954 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER 12345678910

FundX ETF Aggressive Upgrader Fund
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERSTO BE HELD ON APRIL 25, 2014

The undersigned, revoking prior proxies, hereby appoints Eric C. VanAndel and Elaine E. Richards, and each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of FundX ETF Aggressive Upgrader Fund (the “Fund”) to be held at the offices of the offices of U.S. Bancorp Fund Services, LLC at 2020 E. Financial Way, Suite 100, Glendora, California, on April 25, 2014  at 9:00 a.m. Pacific time, or at any adjournment thereof, upon the Proposal described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-800-814-8954.  Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on April 25, 2014.  The proxy statement for this meeting is available at:

proxyonline.com/docs/fundx2014.pdf

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

FundX ETF Aggressive Upgrader Fund	PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees.  Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side).  If the shares are held jointly, each holder should sign this Proxy.  Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders.  When properly executed, this proxy will be voted as indicated or “FOR” the proposal if no choice is indicated.  The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.
TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: ●

	FOR	AGAINST	ABSTAIN
1.
To consider and act upon a proposal to approve the Plan for the ETF Aggressive Upgrader Fund. The Plan provides the transfer of all of the assets of the ETF Aggressive Upgrader Fund to the Aggressive Upgrader Fund, in exchange for shares of the Aggressive Upgrader Fund, and the distribution of the Aggressive Upgrader Fund shares to the shareholders of the ETF Aggressive Upgrader Fund in liquidation of the ETF Aggressive Upgrader Fund.
	○	○	○

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]